Exhibit 99.1

FOR IMMEDIATE RELEASE
Thursday, April 15, 2010 4:45 P.M. CDT

NEWSPAPER PUBLISHER A. H. BELO CORPORATION REPORTS FINAL FOURTH QUARTER AND
FULL-YEAR 2009 FINANCIAL RESULTS AND FILES FORM 10-K

DALLAS – Newspaper publisher A. H. Belo Corporation (NYSE: AHC) reported today that the Company finalized its fourth quarter and full-year 2009 financial results and filed its Form 10-K for the year ended December 31, 2009.

A. H. Belo reported final fourth quarter and full-year 2009 revenues of $135.5 million and $518.3 million, respectively. Net income for the fourth quarter was $5.6 million or $0.27 per share. For the full year, the Company had a net loss of $107.9 million or ($5.25) per share. These results reflect the Company’s adoption of the multiemployer pension plan provisions of Accounting Standards Codification (ASC) No. 715 “Compensation-Retirement Benefits,” as well as the Company’s restatement of consolidated financial statements to correct the error in the selection of the accounting principle previously used to account for the Company’s obligation to reimburse Belo Corp. (“Belo”) for 60 percent of Belo’s contributions to The G. B. Dealey Retirement Pension Plan. These reimbursements are part of the employee matters agreement entered into in conjunction with the spin-off of A. H. Belo from Belo effective February 8, 2008. Under ASC No. 715, A. H. Belo recognizes as net pension cost the Company’s reimbursements to Belo for each period, and recognizes as a liability any pension reimbursement obligation due and unpaid.

Fourth quarter net income includes non-cash charges of $3.7 million related to the write-off of a Web content management system; $1.2 million related to investment write-offs; and a charge of $0.4 million related to severance. The full year net loss includes non-cash impairment charges of $106.4 million related to goodwill and other asset write-offs, including the Web content management system; $2.3 million related to investment

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Newspaper Publisher A. H. Belo Corporation Reports Final Fourth Quarter and
Full-Year 2009 Financial Results and Files Form 10-K
April 15, 2010
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write-offs; and a charge of $4.2 million related to severance and related costs. These charges were partially offset by $1.1 million related to insurance proceeds that the Company received in the second quarter of 2009.

About A. H. Belo Corporation

A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and a diverse group of Web sites. A. H. Belo publishes The Dallas Morning News, Texas’ leading newspaper and winner of nine Pulitzer Prizes since 1986; The Providence Journal, the oldest continuously-published daily newspaper in the U.S. and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving southern California’s Inland Empire region and winner of one Pulitzer Prize; and the Denton Record-Chronicle. The Company publishes various specialty publications targeting niche audiences, and its partnerships and/or investments include the Yahoo! Newspaper Consortium and Classified Ventures, owner of cars.com. A. H. Belo also owns direct mail and commercial printing businesses. Additional information is available at www.ahbelo.com or by contacting David A. Gross, vice president/Investor Relations and Strategic Analysis, at 214-977-4810.

Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, pension plan contributions, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges in achieving expense reduction goals, and on schedule, and the

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Newspaper Publisher A. H. Belo Corporation Reports Final Fourth Quarter and
Full-Year 2009 Financial Results and Files Form 10-K
April 15, 2010
Page Three

resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other public disclosures and filings with the Securities and Exchange Commission.